State of Delaware
Secretary of State
Division of Corporations
Delivered 09:03 AM 05/05/2003
FILED 09:03 AM 05/05/2003
SRV  030287934  -  0579020 FILE

                    CERTIFICATE OF DESIGNATIONS, PREFERENCES
                    AND RIGHTS OF 4.25% REDEEMABLE CUMULATIVE
                 CONVERTIBLE PERPETUAL PREFERRED STOCK, SERIES C

                                       of

                              KANSAS CITY SOUTHERN

            Pursuant to Section 151 of the General Corporation Law
                            of the State of Delaware

     The undersigned, Michael R. Haverty, Chairman, President and Chief Executive Officer of Kansas City Southern, a Delaware corporation (hereinafter called the "Corporation"), does hereby certify that the Board of Directors of the Corporation (the "Board of Directors"), pursuant to the provisions of Sections 103 and 151 of the General Corporation Law of the State of Delaware, hereby makes this Certificate of Designations and hereby states and certifies that pursuant to the authority expressly vested in the Board of Directors by its Restated Certificate of Incorporation, the Board of Directors duly adopted the following resolutions:

     RESOLVED, that, pursuant to Paragraph 4 of the Corporation's Restated Certificate of Incorporation (which authorizes 2,000,000 shares of New Series Preferred Stock, par value $1.00 per share (the "New Series Preferred Stock"), and the authority conferred on the Board of Directors, the Board of Directors hereby fixes the powers, designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions, of a series of New Series Preferred Stock.

     RESOLVED, that each share of such series of New Preferred Stock shall rank equally in all respects and shall be subject to the following provisions:

     1. Number and Designation. 400,000 shares of the New Series Preferred Stock of the Corporation shall be designated as "4.25% Redeemable Cumulative Convertible Perpetual Preferred Stock, Series C" (the "Series C Convertible Preferred Stock").

     2. Certain Definitions. As used in this Certificate, the following terms shall have the following meanings, unless the context otherwise requires:

     "Affiliate" of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

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


      "Agent Members" shall have the meaning assigned to it in Section 15(a) hereof.

       "Board of Directors" means either the board of directors of the Corporation or any duly authorized committee of such board.

      "Business Day" means any day other than a Saturday, Sunday or a day on which state or U.S. federally chartered banking institutions in New York, New York are not required to be open.

      "Capital Stock" of any Person means any and all shares, interests, participations or other equivalents however designated of corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person and any rights (other than debt securities convertible or exchangeable into an equity interest), warrants or options to acquire an equity interest in such Person.

      "Certificate" means this Certificate of Designations.

      "Closing Sale Price" of the shares of Common Stock or other capital stock or similar equity interests on any date means the closing sale price per share (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported on the principal United States securities exchange on which shares of Common Stock or such other capital stock or similar equity interests are traded or, if the shares of Common Stock or such other capital stock or similar equity interests are not listed on a United States national or regional securities exchange, as reported by Nasdaq or by the National Quotation Bureau Incorporated. In the absence of such quotations, the Corporation shall be entitled to determine the Closing Sale Price on the basis it considers appropriate. The Closing Sale Price shall be determined without reference to extended or after hours trading.

      "Common Share Legend" shall have the meaning assigned to it in Section 16(f).

      "Common Stock" means any stock of any class of the Corporation that has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and that is not subject to redemption by the Corporation. Subject to the provisions of Section 9, however, shares issuable on conversion of the Series C Convertible Preferred Stock shall include only shares of the class designated as common stock of the Corporation at the date of this Certificate (namely, the Common Stock, par value $0.01 per share) or shares of any class or classes resulting from any reclassification or reclassifications thereof and that have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and which are not subject to redemption by the Corporation; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on conversion shall be substantially in the proportion that the total number of shares of such class resulting from all such reclassifications

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

bears to the total number of shares of all such classes resulting from all such reclassifications.

      "Conversion Agent" shall have the meaning assigned to it in Section 17(a) hereof.

      "Conversion Price" per share of Series C Convertible Preferred Stock means, on any date, the Liquidation Preference divided by the Conversion Rate in effect on such date.

      "Conversion Rate" per share of Series C Convertible  Preferred Stock means
33.4728 shares of Common Stock, subject to adjustment pursuant to Section 8 hereof.

      "Corporation" shall have the meaning assigned to it in the preamble to this Certificate, and shall include any successor to such Corporation.

      "Current Market Price" shall mean the average of the daily Closing Sale Prices per share of Common Stock for the ten consecutive Trading Days selected by the Corporation commencing no more than 30 Trading Days before and ending not later than the earlier of such date of determination and the day before the "ex" date with respect to the issuance, distribution, subdivision or combination requiring such computation immediately prior to the date in question. For purpose of this paragraph, the term "ex" date, (1) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades, regular way, on the relevant exchange or in the relevant market from which the Closing Sale Price was obtained without the right to receive such issuance or distribution, and (2) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades, regular way, on such exchange or in such market after the time at which such subdivision or combination becomes effective. If another issuance, distribution, subdivision or combination to which Section 8(d) applies occurs during the period applicable for calculating "Current Market Price" pursuant to this definition, the "Current Market Price" shall be calculated for such period in a manner determined by the Board of Directors to reflect the impact of such issuance, distribution, subdivision or combination on the Closing Sale Price of the Common Stock during such period

      "Depositary" means DTC or its successor depositary.

      "Dividend Payment Date" means February 15, May 15, August 15 and November 15 each year, or if any such date is not a Business Day, on the next succeeding Business Day.

      "Dividend Period" shall mean the period beginning on, and including, a Dividend Payment Date and ending on, and excluding, the immediately succeeding Dividend Payment Date.

      "DTC" shall mean The Depository Trust Corporation, New York, New York.

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

      "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

      "Fair Market Value" shall mean the amount which a willing buyer would pay a willing seller in an arm's-length transaction.

      "Fundamental Change" means the occurrence of any transaction or event (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise) in connection with which all or substantially all of the Common Stock shall be exchanged for, converted into, acquired for or constitutes solely the right to receive consideration which is not all or substantially all common stock that is (or, upon consummation of or immediately following such transaction or event, which will be) listed on a United States national securities exchange or approved (or, upon consummation of or immediately following such transaction or event, which will be approved) for quotation on the Nasdaq National Market or any similar United States system of automated dissemination of quotations of securities prices.

      "Fundamental Change Purchase Date" shall have the meaning assigned to it in Section 11(a) hereof.

      "Global Preferred Shares" shall have the meaning assigned to it in Section 15(a) hereof.

      "Global Shares Legend" shall have the meaning assigned to it in Section 15(a) hereof.

      "Initial Purchasers" shall have the meaning assigned to it in the Placement Agreement.

      "Junior Stock" shall have the meaning assigned to it in Section 3(a) hereof.

      "Liquidation Preference" shall have the meaning assigned to it in Section 5(a) hereof.

      "Moody's" means Moody's Investors Services and its successors.

      "Officer" means the Chairman of the Board, a Vice Chairman of the Board, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Controller, any Assistant Controller, the Secretary, any Assistant Treasurer or any Assistant Secretary of the Corporation.

      "Outstanding" means, when used with respect to Series C Convertible Preferred Stock, as of any date of determination, all shares of Series C Convertible Preferred Stock outstanding as of such date; provided, however, that, if such Series C Convertible Preferred Stock is to be redeemed, notice of such redemption has been duly given pursuant to this Certificate and the Paying Agent holds, in accordance with this Certificate, money sufficient to pay the Redemption Price for the shares of Series C Convertible Preferred Stock to be redeemed, then immediately after such Redemption Date such shares of Series C Convertible Preferred Stock shall cease to be outstanding; provided further that, in determining whether the holders of Series C Convertible Preferred Stock have given any request, demand, authorization, direction, notice, consent or waiver or taken any other action hereunder, Series C Convertible Preferred Stock owned by the Corporation shall be deemed not to be Outstanding, except that, in determining whether the Registrar shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Series C Convertible Preferred Stock which the Registrar has actual knowledge of being so owned shall be deemed not to be Outstanding.

      "Parity Stock" shall have the meaning assigned to it in Section 3(b) hereof.

      "Paying Agent" shall have the meaning assigned to it in Section 17(a) hereof.

      "Person" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

      "Placement Agreement" means the Placement Agreement dated as of April 29, 2003 among the Corporation, Morgan Stanley & Co. Incorporated and Deutsche Bank Securities Inc. relating to the Series C Convertible Preferred Stock.

      "Purchase Price" means an amount equal to 100% of the Liquidation Preference per share of Series C Convertible Preferred Stock being purchased, plus an amount equal to any accumulated and unpaid dividends, including Special Dividends, if any, (whether or not earned or declared) thereon to, but excluding, the Fundamental Change Purchase Date; provided that if a Fundamental Change Purchase Date falls after a Record Date and on or prior to the corresponding Dividend Payment Date, the Purchase Price will only be an amount equal to the Liquidation Preference per share of Series C Convertible Preferred Stock being purchased.

      "Record Date" means (i) with respect to the dividends payable on February 15, May 15, August 15 and November 15 of each year, February 1, May 1, August 1 and November 1 of each year, respectively, or such other record date, not more than 60 days and not less than 10 days preceding the applicable Dividend Payment Date, as shall be fixed by the Board of Directors and (ii) solely for the purpose of adjustments to the Conversion Rate pursuant to Section 8, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

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

      "Redemption Date" means a date that is fixed for redemption of the Series C Convertible Preferred Stock by the Corporation in accordance with Section 6 hereof.

      "Redemption Price" means an amount equal to the Liquidation Preference per share of Series C Convertible Preferred Stock being redeemed, plus an amount equal to all accumulated and unpaid dividends, including Special Dividends, if any, (whether or not earned or declared) thereon to, but excluding, the Redemption Date; provided that if the Redemption Date shall occur after a Record Date and before the related Dividend Payment Date, the Redemption Price shall be only an amount equal to the Liquidation Preference per share of Series C Convertible Preferred Stock being redeemed.

      "Registrar" shall have the meaning assigned to it in Section 13 hereof.

      "Registration Default" shall have the meaning assigned to it in the Registration Rights Agreement.

      "Registration Rights Agreement" means the Registration Rights Agreement dated as of May 5, 2003, among the Corporation, Morgan Stanley & Co. Incorporated and Deutsche Bank Securities Inc relating to the Series C Convertible Preferred Stock.

      "Restricted  Shares  Legend"  shall  have the  meaning  assigned  to it in
Section 15(a).

      "Rights" shall have the meaning assigned to it in Section 10 hereof.

      "Rights Agreement" means the Rights Agreement dated as of September 19, 1995 between the Corporation and Harris Trust & Savings Bank, as Rights Agent thereunder.

      "Rights Plan" shall have the meaning assigned to it in Section 10 hereof.

       "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies Inc., and its successors.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Senior Stock" shall have the meaning assigned to it in Section 3(c) hereof.

      "Series C Convertible Preferred Stock" shall have the meaning assigned to it in Section 1 hereof.

      "Series C Convertible Preferred Stock Director" shall have the meaning assigned to it in Section 12(c) hereof.

      "Shelf Registration Statement" shall have the meaning assigned to it in the Registration Rights Agreement.

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

      "Special Dividends" shall have the meaning assigned to it in Section 4(f) hereof.

      "Subsidiary" means, with respect to any Person, (a) any corporation, association or other business entity of which more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (b) any partnership (i) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (ii) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

      "Trading Day" means a day during which trading in securities generally occurs on the New York Stock Exchange or, if the Common Stock is not listed on the New York Stock Exchange, on the principal other national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a national or regional securities exchange, on Nasdaq or, if the Common Stock is not quoted on Nasdaq, on the principal other market on which the Common Stock is then traded.

      "Trading Price" of the Series C Convertible Preferred Stock, on any date of determination, means the average of the secondary market bid quotations obtained by the Corporation or a calculation agent appointed by the Corporation for the purpose of determining the Trading Price for 50,000 shares of Series C Convertible Preferred Stock at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers that the Corporation or such calculation agent selects; provided that if three such bids cannot reasonably be obtained by the Corporation or such calculation agent, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by us or the calculation agent, that one bid shall be used; provided further that if the Corporation or such calculation agent cannot reasonably obtain at least one bid for 50,000 shares of Series C Convertible Preferred Stock from a nationally recognized securities dealer, or in the Corporation's reasonable judgment, the bid quotations are not indicative of the secondary market value of the Series C Convertible Preferred Stock, then the Trading Price per share of Series C
Convertible Preferred Stock shall be deemed to be less than 98% of the product of the Closing Sale Price of the Common Stock and the Conversion Rate on such date.

      "Transfer Agent" shall have the meaning assigned to it in Section 13 hereof.

     3.   Rank. The Series C Convertible  Preferred Stock shall, with respect to
          dividend   rights  and  rights   upon   liquidation,   winding-up   or
          dissolution, rank:

          (a) senior to the Common Stock and any other class or series of Capital Stock of the Corporation, the terms of which do not expressly provide that such class or series ranks senior to or on a parity with the

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     Series C Convertible  Preferred  Stock as to dividend  rights and rights on liquidation, winding-up and dissolution of the Corporation (collectively, the "Junior Stock");

          (b) on a parity with any other class or series of Capital Stock of the Corporation, the terms of which expressly provide that such class or series ranks on a parity with the Series C Convertible Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Corporation (collectively, the "Parity Stock"); and

          (c) junior to each class or series of Capital Stock of the Corporation, the terms of which expressly provide that such class or series ranks senior to the Series C Convertible Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Corporation (collectively, together with any warrants, rights, calls or options exercisable for or convertible into such Capital Stock, the "Senior Stock").

     4. Dividends. (a) Holders of Series C Convertible Preferred Stock shall be entitled to receive, when, as and if, declared by the Board of Directors, out of funds legally available for the payment of dividends, cash dividends at the annual rate of 4.25% of the Liquidation Preference per share. Such dividends shall be payable in arrears in equal amounts quarterly on each Dividend Payment Date, beginning August 15, 2003, in preference to and in priority over dividends on any Junior Stock but subject to the rights of any holders of Senior Stock or Parity Stock.

          (b) Dividends shall be cumulative from the initial date of issuance or the last Dividend Payment Date for which accumulated dividends were paid, whichever is later, whether or not funds of the Corporation are legally available for the payment of such dividends. Each such dividend shall be payable to the holders of record of shares of the Series C Convertible Preferred Stock, as they appear on the Corporation's stock register at the close of business on a Record Date. Accumulated and unpaid dividends for any past Dividend Periods may be declared and paid at any time, without reference to any Dividend Payment Date, to holders of record on such date, not more than 45 days preceding the payment date thereof, as may be fixed by the Board of Directors.

          (c) Accumulated and unpaid dividends for any past Dividend Period (whether or not earned and declared) shall cumulate dividends at the annual rate of 4.25% and shall be payable in the manner set forth in this Section 4.

          (d) The amount of dividends payable for each full Dividend Period for the Series C Convertible Preferred Stock shall be computed by dividing the annual dividend rate by four. The amount of dividends payable for the initial Dividend Period, or any other period shorter or longer than a full Dividend Period, on the Series C Convertible Preferred Stock shall be computed on the basis of 30-day months and a 12-month year. Holders of Series C Convertible Preferred Stock shall not be entitled

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


     to any dividends, whether payable in cash, property or stock, in excess of cumulative dividends, as herein provided, on the Series C Convertible Preferred Stock.

          (e) No dividend shall be declared or paid or set apart for payment or other distribution declared or made, whether in cash, obligations or shares of Capital Stock of the Corporation or other property, directly or indirectly, upon any shares of Junior Stock or Parity Stock, nor shall any shares of Junior Stock or Parity Stock be redeemed, repurchased or otherwise acquired for consideration by the Corporation through a sinking fund or otherwise, unless all accumulated and unpaid dividends, including Special Dividends, if any, through the most recent Dividend Payment Date (whether or not there are funds of the Corporation legally available for the payment of dividends) on the shares of Series C Convertible Preferred Stock and any Parity Stock have been or contemporaneously are declared and paid in full or set apart for payment; provided, however, that, notwithstanding any provisions of this Section 4(e) to the contrary, the Corporation may redeem, repurchase or otherwise acquire for consideration Series C Convertible Preferred Stock and Parity Stock pursuant to a purchase or exchange offer made on the same terms to all holders of such Series C Convertible Preferred Stock and Parity Stock. When dividends are not paid in full, as aforesaid, upon the shares of Series C Convertible
     Preferred Stock, all dividends declared on the Series C Convertible Preferred Stock and any other Parity Stock shall be declared and paid either (A) pro rata so that the amount of dividends so declared on the shares of Series C Convertible Preferred Stock and each such other class or series of Parity Stock shall in all cases bear to each other the same ratio as accumulated dividends on the shares of Series C Convertible Preferred Stock and such class or series of Parity Stock bear to each other or (B) on another basis that is at least as favorable to the holders of the Series C Convertible Preferred Stock entitled to receive such dividends.

          (f) Upon a Registration Default, additional dividends shall accumulate on the Series C Convertible Preferred Stock at the rate of 0.50% per annum, whether or not funds of the Corporation are legally available for the payment of such additional dividends, (such additional dividends, the "Special Dividends"), from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured.

     5. Liquidation Preference. In the event of any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the Corporation's assets (whether capital or surplus) shall be made to or set apart for the holders of Junior Stock, holders of Series C Convertible Preferred Stock shall be entitled to receive $500 per share of Series C Convertible Preferred Stock (the "Liquidation Preference") plus an amount equal to all dividends, including Special Dividends, (whether or not earned or declared) accumulated and unpaid thereon to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. If, upon any liquidation, dissolution or winding-up of the Corporation, the Corporation's assets, or proceeds thereof, distributable among the holders of Series C Convertible Preferred Stock are insufficient to pay in full the preferential amount aforesaid and liquidating payments on any Parity Stock, then such assets, or the proceeds thereof, shall be distributed among the holders of the Series C Convertible Preferred Stock and any other Parity Stock ratably in accordance with the respective amounts that would be payable on such shares of Series C Convertible Preferred Stock and any such other Parity Stock if all amounts payable thereon were paid in full.

          (b) Neither the voluntary sale, conveyance, exchange or transfer, for cash, shares of stock, securities or other consideration, of all or substantially all of the Corporation's property or assets nor the consolidation, merger or amalgamation of the Corporation with or into any corporation or the consolidation, merger or amalgamation of any corporation with or into the Corporation shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

          (c) Subject to the rights of the holders of any Parity Stock, after payment has been made in full to the holders of the Series C Convertible Preferred Stock, as provided in this Section 5, holders of Junior Stock shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of Series C Convertible Preferred Stock shall not be entitled to share therein.

     6. Redemption of the Series C Convertible Preferred Stock. Shares of Series C Convertible Preferred Stock shall be redeemable by the Corporation in accordance with this Section 6.

          (a) The Corporation may not redeem any shares of Series C Convertible Preferred Stock before May 20, 2008. On or after May 20, 2008, the Corporation shall have the option to redeem, subject to Section 6(k) hereof and Paragraph 4(h) of the Restated Certificate of Incorporation, some or all the shares of Series C Convertible Preferred Stock at the Redemption Price, but only if the Closing Sale Price of the Common Stock for 20 Trading Days within a period of 30 consecutive Trading Days ending on the Trading Day prior to the date the Corporation gives notice of such redemption pursuant to this Section 6 exceeds 135% of the Conversion Price in effect on each such Trading Day.

          (b) In the event the Corporation elects to redeem shares of Series C Convertible Preferred Stock, the Corporation shall:

               (i) send a written notice to the Registrar and Transfer Agent of the Redemption Date, stating the number of shares to be redeemed and the Redemption Price, at least 35 days before the Redemption Date (unless a shorter period shall be satisfactory to the Registrar and Transfer Agent);

               (ii) send a written notice by first class mail to each holder of record of the Series C Convertible Preferred Stock at such holder's registered address, not fewer than 30 nor more than 90 days prior to the Redemption Date stating:

                    (A) the Redemption Date;

                    (B) the Redemption  Price and whether such Redemption  Price will be paid in cash, shares of Common Stock, or, if a combination thereof, the percentages of the Redemption Price in respect of which the Corporation will pay in cash and shares of Common Stock;

                    (C) the Conversion Price and the Conversion Ratio;

                    (D) the name and address of the Paying Agent and  Conversion
               Agent;

                    (E) that  shares of  Series C  Convertible  Preferred  Stock called for redemption may be converted at any time before 5:00 p.m., New York City time on the Business Day immediately preceding the Redemption Date;

                    (F) that holders who want to convert  shares of the Series C
               Convertible Preferred Stock must satisfy the requirements set forth in Section 6 of this Certificate;

                    (G) that shares of the Series C Convertible  Preferred Stock called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

                    (H) if fewer than all the outstanding shares of the Series C
               Convertible   Preferred   Stock  are  to  be   redeemed   by  the
               Corporation, the number of shares to be redeemed;

                    (I) that, unless the Corporation  defaults in making payment of such Redemption Price, dividends in respect of the shares of Series C Convertible Preferred Stock called for redemption will cease to accumulate on and after the Redemption Date;

                    (J) the CUSIP number of the Series C  Convertible  Preferred
               Stock; and

                    (K) any other information the Corporation wishes to present;
               and

               (iii) (A) publish the information set forth in Section 6(b)(ii) once in a daily newspaper printed in the English language and of general circulation in the Borough of Manhattan, The City of New York,
          (B) issue a press release containing such information and (C) publish such information on the Corporation's web site on the World Wide Web.

               (c) The Redemption Price shall be payable, at the Corporation's election, in cash, shares of Common Stock, or a combination of cash and shares of Common Stock; provided that the Corporation shall not be permitted to pay all or any portion of the Redemption Price in shares of Common Stock unless:

               (i) the  Corporation  shall have given timely notice  pursuant to
          Section 6(b) hereof of its intention to purchase all or a specified percentage of the Series C Convertible Preferred Stock with shares of Common Stock as provided herein;

               (ii) the Corporation shall have registered such shares of Common Stock under the Securities Act and the Exchange Act, in each case, if required;

               (iii) such shares of Common Stock have been approved for listing of on a national securities exchange or have been approved for quotation in an inter-dealer quotation system of any registered United States national securities association; and

               (iv) any necessary qualification or registration under applicable state securities laws have been obtained, if required.

If the foregoing conditions are not satisfied with respect to any holder or holders of Series C Convertible Preferred Stock prior to the close of business on the last day prior to the Redemption Date and the Corporation has elected to purchase the Series C Convertible Preferred Stock pursuant to this Section through the issuance of shares of Common Stock, then, notwithstanding any election by the Corporation to the contrary, the Corporation shall pay the entire Redemption Price of the Series C Convertible Preferred Stock of such holder or holders in cash.

               (d) Payment of the specified portion of the Redemption Price in shares of Common Stock pursuant to Section 6(c) hereof shall be made by the issuance of a number of shares of Common Stock equal to the quotient obtained by dividing (i) the portion of the Redemption Price, as the case may be, to be paid in shares of Common Stock by (ii) 97.5% of the average of the Closing Sale Prices of the Common Stock for the 5 Trading Days ending on the third Trading Day prior to the Redemption Date (appropriately adjusted to take into account the occurrence during such period of any event described in Sections 8). The Corporation shall not issue fractional shares of Common Stock in payment of the Redemption Price. Instead, the Corporation shall pay cash based on the Closing Sale Price of the Common Stock on the Redemption Date for all fractional shares. Upon determination of the actual number of shares of Common Stock to be issued upon redemption of the Series C Convertible Preferred Stock, the Corporation shall be required to disseminate a press release through Dow Jones & Corporation, Inc. or Bloomberg Business News containing this information or publish the information on the

          Corporation's web site or through such other public medium as the Corporation may use at that time.

               (e) If the Corporation gives notice of redemption, then, by 12:00 p.m., New York City time, on the Redemption Date, to the extent sufficient funds are legally available, the Corporation shall, with respect to:

                    (i) shares of the Series C Convertible  Preferred Stock held by DTC or its nominees, deposit or cause to be deposited, irrevocably with DTC cash or shares of Common Stock, as applicable, sufficient to pay the Redemption Price and shall give DTC irrevocable instructions and authority to pay the Redemption Price to holders of such shares of the Series C Convertible Preferred Stock; and

                    (ii) shares of the Series C Convertible Preferred Stock held in certificated form, deposit or cause to be deposited, irrevocably with the Paying Agent cash or shares of Common Stock, as applicable, sufficient to pay the Redemption Price and shall give the Paying Agent irrevocable instructions and authority to pay the Redemption Price to holders of such shares of the Series C Convertible Preferred Stock upon surrender of their certificates evidencing their shares of the Series C Convertible Preferred Stock.

               (f) If on the Redemption Date, DTC and/or the Paying Agent holds or hold money or shares of Common Stock, as applicable, sufficient to pay the Redemption Price for the shares of Series C Convertible Preferred Stock delivered for redemption as set forth herein, dividends shall cease to accumulate as of the Redemption Date on those shares of the Series C Convertible Preferred Stock called for redemption and all rights of holders of such shares shall terminate, except for the right to receive the Redemption Price pursuant to this
          Section 6 and the right to convert such shares of Series C Convertible Preferred Stock as provided in Section 7(a)(iii). For the avoidance of doubt, the Corporation intends that the provisions of Paragraph 4(h) of the Corporation's Restated Certificate of Incorporation relating to the termination of rights of shares of preferred stock called for redemption upon deposit (if earlier than the Redemption Date) of funds sufficient to pay the Redemption Price shall not apply to the Series C Convertible Preferred Stock or this Certificate.

               (g) Payment of the Redemption Price for shares of the Series C Convertible Preferred Stock is conditioned upon book-entry transfer or physical delivery of certificates representing the Series C Convertible Preferred Stock, together with necessary endorsements, to the Paying Agent at any time after delivery of the notice of redemption.

               (h) If the Redemption Date falls after a Record Date and before the related Dividend Payment Date, holders of the shares of Series C Convertible Preferred Stock at the close of business on that Record Date shall be entitled to receive the dividend payable on those shares on the corresponding Dividend Payment Date.

               (i) If fewer than all the outstanding shares of Series C Convertible Preferred Stock are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be selected by lot or pro rata (with any fractional shares being rounded to the nearest whole share) as may be determined by the Board of Directors

               (j) Upon surrender of a certificate or certificates representing shares of the Series C Convertible Preferred Stock that is or are redeemed in part, the Corporation shall execute and the Transfer Agent shall authenticate and deliver to the holder, a new certificate of certificates representing shares of the Series C Convertible Preferred Stock in an amount equal to the unredeemed portion of the shares of Series C Convertible Preferred Stock surrendered for partial redemption.

               (k) Notwithstanding the foregoing provisions of this Section 6, unless full cumulative dividends (whether or not declared) on all outstanding shares of Series C Convertible Preferred Stock have been paid or contemporaneously are declared and paid or set apart for payment for all Dividend Periods terminating on or before the Redemption Date, none of the shares of Series C Convertible Preferred Stock shall be redeemed, and no sum shall be set aside for such redemption, unless pursuant to a purchase or exchange offer made on the same terms to all holders of Series C Convertible Preferred Stock and any Parity Stock. Pursuant to Paragraph 4(h) of the Corporation's Restated Certificate of Incorporation, the Corporation may not redeem the Series C Convertible Preferred Stock if (i) as of the date of giving the redemption notice of any redemption pursuant to this
          Section 6, such redemption would, if such date where the Redemption Date, reduce the net assets of the Corporation remaining after such redemption below twice the aggregate amount payable upon voluntary or involuntary liquidation, dissolution or winding up to the holders of Senior Stock or Parity Stock upon such liquidation, dissolution or winding up, or (ii) all cumulative dividends for the current and all prior dividend periods have not been declared and paid or have not been declared and set apart for payment on all shares of the Corporation having a right to cumulative dividends.

          7. Conversion. (a) Right to Convert. Each share of Series C Convertible Preferred Stock shall be convertible in accordance with, and subject to, this Section 7 into a number of fully paid and non-assessable shares of Common Stock (as such shares shall then be constituted) equal to the Conversion Rate in effect at such time. The Series C Convertible Preferred Stock shall be convertible only upon any of the events, and for the period, specified in the following clauses (i) through (v) below. Notwithstanding the foregoing, if any shares of Series C Convertible Preferred Stock are to be redeemed pursuant to Section 6, such conversion right shall cease and terminate, as to the shares of the Series C Convertible Preferred Stock to be redeemed, at 5:00 p.m., New York City time on the Business Day immediately preceding the Redemption Date, unless the Corporation shall default in the payment of the Redemption Price therefor, as provided herein. Upon the determination that holders of the Series C Convertible Preferred Stock are or will be entitled to convert shares of Series C Convertible Preferred Stock in accordance with any of the following provisions, the Corporation shall issue a press release and publish such information on its website on the World Wide Web.

                    (i) Conversion Rights Based on Common Stock Price. At any time after June 30, 2003, the Series C Convertible Preferred Stock may be surrendered for conversion into shares of Common Stock in any fiscal quarter of the Corporation (and only during such fiscal quarter), if, as of the last day of the preceding fiscal quarter of the Corporation, the Closing Sale Price of the Common Stock for at least 20 Trading Days in a period of 30 consecutive Trading Days ending on the last Trading Day of such fiscal quarter is more than 110% of the Conversion Price as of the last day of such preceding fiscal quarter.

                    (ii) Conversion Rights Upon Credit Rating Events. The Series
               C Convertible Preferred Stock may be surrendered for conversion after the earlier of (a) the date the Series C Convertible Preferred Stock is assigned a credit rating by both S&P and Moody's and (b) May 3, 2003, in each case, during any period in which (1) the credit rating assigned to the Series C Convertible Preferred Stock by S&P is below CCC, (2) the credit rating assigned to the Series C Convertible Preferred Stock by Moody's is below Caa3, (3) either S&P or Moody's does not assign a credit rating to the Series C Convertible Preferred Stock or (4) any rating is suspended or withdrawn by either S&P or Moody's.

                    (iii) Conversion Rights Upon Notice of Redemption. The Series C Convertible Preferred Stock that has been called for redemption pursuant to Section 6 hereof may be surrendered at any time prior to 5:00 p.m. New York City time on the Business Day immediately preceding the Redemption Date.

                    (iv) Conversion  Rights Upon Occurrence of Certain Corporate
               Transactions.

                    (1) If the Corporation is a party to a consolidation, merger or binding share exchange pursuant to which shares of Common Stock would be converted into cash, securities or other property as set forth in Section 9, each share of Series C Convertible Preferred Stock may be surrendered for conversion at any time from and after the date that is 15 days prior to the anticipated effective date of the transaction until 15 days after the actual date of such transaction and, at the effective time of the transaction, the right to convert a Series C Convertible Preferred Stock into shares of Common Stock shall be changed into a right to convert such Series C Convertible Preferred Stock into the kind and amount of cash, securities or other property of the Corporation or another Person that the holder would have received if the holder had converted such Series C Convertible Preferred Stock immediately prior to the transaction.

                    (2) If the  Corporation  distributes  to all  holders of any class of Common Stock (1) rights or warrants entitling them to purchase, for a period expiring within 45 days of the record date for such distribution, Common Stock at less than the average Closing Sale Price for the 10 Trading Days preceding the declaration date for such distribution, or (2) cash, assets, debt securities or rights to purchase the Corporation's securities, which distribution has a per share value exceeding 5% of the
               Closing Sale Price of the Common Stock on the Trading Day immediately preceding the declaration date for such distribution, the Series C Convertible Preferred Stock may be surrendered for conversion on the date that the Corporation gives notice to the holders of such right, which shall not be less than 20 days prior to the time ("Ex-Dividend Time") immediately prior to the commencement of "ex-dividend" trading for such distribution on the New York Stock Exchange or such other principal national or regional exchange or market on which the Common Stock is then listed or quoted for such dividend or distribution, and the Series C Convertible Preferred Stock may be surrendered for conversion at any time thereafter until the earlier of close of business on the Business Day prior to the Ex-Dividend Time and the date the Corporation announces that such dividend or distribution will not take place. Notwithstanding the foregoing, holders shall not have the right to surrender shares of Series C Convertible Preferred Stock for conversion pursuant to this
               Section 7(a)(iv)(2) if they will otherwise participate in the distribution described above without first converting Series C Convertible Preferred Stock into Common Stock.

                    (v) Conversion Upon Satisfaction Of Trading Price Condition.
               The Series C Convertible Preferred Stock may be surrendered for conversion any time during the five Business Day period after any five consecutive Trading Day period in which the Trading Price for each day of such five Trading Day period was less than 98% of the product of the Closing Sale Price and the Conversion Rate in effect on each such Trading Day.

               (b) Conversion Procedures. (i) Conversion of shares of the Series C Convertible Preferred Stock may be effected by any holder thereof upon the surrender to the Corporation, at the principal office of the Corporation or at the office of the Conversion Agent as may be designated by the Board of Directors, of the certificate or certificates for such shares of the Series C Convertible Preferred Stock to be converted accompanied a complete and manually signed Notice of Conversion (as set forth in the form of Series C Convertible Preferred Stock certificate attached hereto) along with (A) appropriate endorsements and transfer documents as required by the Registrar or Conversion Agent and (B) if required pursuant to Section 7(c) funds equal to the dividend payable on the next Dividend Payment Date. In case such Notice of Conversion shall specify a name or names other than that of such holder, such notice shall be accompanied by payment of all transfer taxes payable upon the issuance of shares of Common Stock in such name or names. Other than such taxes, the Corporation shall pay any documentary, stamp or similar issue or transfer taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of the Series C Convertible Preferred Stock pursuant hereto. The conversion of the Series C Convertible Preferred Stock will be deemed to have been made on the date (the "Conversion Date") such certificate or certificates have been surrendered and the receipt of such Notice of Conversion and payment of all required transfer taxes, if any (or the demonstration to the satisfaction of the Corporation that such taxes have been paid). Promptly (but no later than two Business Days) following the Conversion Date, the Corporation shall deliver or cause to be delivered (i) certificates representing the number of validly issued, fully paid and nonassessable full shares of Common Stock to which the holder of shares of the Series C Convertible Preferred Stock being converted (or such holder's transferee) shall be entitled, and (ii) if less than the full number of shares of the Series C Convertible Preferred Stock evidenced by the surrendered certificate or certificates is being converted, a new certificate or certificates, of like tenor, for the number of shares evidenced by such surrendered certificate or certificates less the number of shares being converted. On the Conversion Date, the rights of the holder of the Series C Convertible Preferred Stock as to the shares being converted shall cease except for the right to receive shares of Common Stock and the Person entitled to receive the shares of Common Stock shall be treated for all purposes as having become the record holder of such shares of Common Stock at such time.

                    (ii) Anything herein to the contrary notwithstanding, in the case of Global Preferred Shares, Notices of Conversion may be delivered and shares of the Series C Convertible Preferred Stock representing beneficial interests in respect of such Global Preferred Shares may be surrendered for conversion in accordance with the applicable procedures of the Depositary as in effect from time to time.

               (c) Dividend and Other Payments Upon Conversion. (i) If a holder of shares of Series C Convertible Preferred Stock exercises conversion rights, such shares will cease to accumulate dividends as of the end of the day immediately preceding the Conversion Date. On conversion of the Series C Convertible Preferred Stock, except for conversion during the period from the close of business on any Record Date corresponding to a Dividend Payment Date to the close of business on the Business Day immediately preceding such Dividend Payment Date, in which case the holder on such Dividend Record Date shall receive the dividends payable on such Dividend Payment Date, accumulated and unpaid dividends on the converted share of Series C Convertible Preferred Stock shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the holder thereof through delivery of the Common Stock (together with the cash payment, if any, in lieu of fractional shares) in exchange for the Series C Convertible Preferred Stock being converted pursuant to the provisions hereof. Shares of the Series C Convertible Preferred Stock surrendered for conversion after the close of business on any Record Date for the payment of dividends declared and before the opening of business on the Dividend Payment Date corresponding to that Record Date must be accompanied by a payment to the Corporation in cash of an amount equal to the dividend payable in respect of those shares on such Dividend Payment Date; provided that a holder of shares of the Series C Convertible Preferred Stock on a Record Date who converts such shares into shares of Common Stock on the corresponding Dividend Payment Date shall be entitled to receive the dividend payable on such shares of the Series C Convertible Preferred Stock on such Dividend Payment Date, and such holder need not include payment to the Corporation of the amount of such dividend upon surrender of shares of the Series C Convertible Preferred Stock for conversion.

                    (ii) Notwithstanding the foregoing,  if shares of the Series
               C Convertible Preferred Stock are converted during the period between the close of business on any Record Date and the opening of business on the corresponding Dividend Payment Date and the Corporation has called such shares of the Series C Convertible Preferred Stock for redemption during such period, or the Corporation has designated a Fundamental Change Purchase Date during such period, then, in each case, the holder who tenders such shares for conversion shall receive the dividend payable on such Dividend Payment Date and need not include payment of the amount of such dividend upon surrender of shares of the Series C Convertible Preferred Stock for conversion.

               (d) Fractional Shares. In connection with the conversion of any shares of the Series C Convertible Preferred Stock, no fractions of shares of Common Stock shall be issued, but the Corporation shall pay a cash adjustment in respect of any fractional interest in an amount equal to the fractional interest multiplied by the Closing Sale Price of the Common Stock on the Conversion Date, rounded to the nearest whole cent.

               (e) Total Shares. If more than one share of the Series C Convertible Preferred Stock shall be surrendered for conversion by the same holder at the same time, the number of full shares of Common Stock issuable on conversion of those shares shall be computed on the basis of the total number of shares of the Series C Convertible Preferred Stock so surrendered.

               (f)  Reservation of Shares;  Shares to be Fully Paid;  Compliance
          with   Governmental   Requirements;   Listing  of  Common  Stock.  The
          Corporation shall:

                    (i) at all  times  reserve  and keep  available,  free  from preemptive rights, for issuance upon the conversion of shares of the Series C Convertible Preferred Stock such number of its authorized but unissued shares of Common Stock as shall from time to time be sufficient if necessary to permit the conversion of all outstanding shares of the Series C Convertible Preferred Stock;

                    (ii) prior to the delivery of any securities that the Corporation shall be obligated to deliver upon conversion of the Series C Convertible Preferred Stock, comply with all applicable federal and state laws and regulations that require action to be taken by the Corporation (including, without limitation, the registration or approval, if required, of any shares of Common Stock to be provided for the purpose of conversion of the Series C Convertible Preferred Stock hereunder);

                    (iii) ensure that all shares of Common Stock  delivered upon conversion of the Series C Convertible Preferred Stock, upon delivery, be duly and validly issued and fully paid and nonassessable, free of all liens and charges and not subject to any preemptive rights.

          8. Conversion Rate Adjustments. The Conversion Rate shall be adjusted from time to time by the Corporation in accordance with the provisions of this Section 8.

               (a) If the Corporation shall hereafter pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect at the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution by a fraction,

                    (i) the numerator of which shall be the sum of the number of shares of Common Stock outstanding at the close of business on the date fixed for the determination of stockholders entitled to receive such dividend or other distribution plus the total number of shares of Common Stock constituting such dividend or other distribution; and

                    (ii) the  denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination,

          such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. If any dividend or distribution of the type described in this Section 8(a) is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

          (b) If the Corporation shall issue rights or warrants to all holders of any class of Common Stock entitling them (for a period expiring within forty-five (45) days after the date fixed for determination of stockholders entitled to receive such rights or warrants) to subscribe for or purchase shares of Common Stock at a price per share less than the average of the Closing Sale Prices of the Common Stock for the 10 Trading Days preceding the declaration date for such distribution, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the date fixed for determination of stockholders entitled to receive such rights or warrants by a fraction,

               (i) the numerator of which shall be the number of shares of Common Stock outstanding on the date fixed for determination of stockholders entitled to receive such rights or warrants plus the total number of additional shares of Common Stock offered for subscription or purchase, and

               (ii) the denominator of which shall be the sum of the number of shares of Common Stock outstanding at the close of business on the date fixed for determination of stockholders entitled to receive such rights or warrants plus the number of shares that the aggregate offering price of the total number of shares so offered would purchase at a price equal to the average of the Closing Sale Prices of the Common Stock for the 10 Trading Days preceding the declaration date for such distribution.

     Such adjustment shall be successively made whenever any such rights or warrants are issued, and shall become effective immediately after the opening of business on the day following the date fixed for determination of stockholders entitled to receive such rights or warrants. To the extent that shares of Common Stock are not delivered after the expiration of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at a price less than the average of the Closing Sale Prices of the Common Stock for the 10 Trading Days preceding the declaration date for such distribution, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Corporation for such rights or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

               (c) If the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

               (d) If the Corporation shall, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of Capital Stock of the Corporation or evidences of its indebtedness or assets (including securities, but excluding (x) any rights or warrants referred to in 8(b), (y) any dividend or distribution (I) paid exclusively in cash or (II) referred to in Section 8(a) and (z) any distribution referred to in Section 8(g)) (any of the foregoing hereinafter in this called the "Distributed Property")), then, in each such case, the Conversion Rate shall be increased so that the same shall be equal to the rate determined by multiplying the Conversion Rate in effect on the Record Date with respect to such distribution by a fraction,

               (i) the numerator of which shall be the Current Market Price on such Record Date; and

               (ii) the denominator of which shall be the Current Market Price on such Record Date less the Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive, and described in a resolution of the Board of Directors) on the Record Date of the portion of the Distributed Property so distributed applicable to one share of Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following such Record Date; provided that if the then Fair Market Value (as so determined) of the portion of the Distributed Property so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of Series C Convertible Preferred Stock shall have the right to receive upon conversion the amount of Distributed Property such holder would have received had such holder converted each share Series C Convertible Preferred Stock on the Record Date. If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the Fair Market Value of any distribution for purposes of this by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price on the applicable Record Date.

          Rights or warrants (including rights under the Corporation's Rights Agreement) distributed by the Corporation to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Corporation's capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("Trigger Event"): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and
     (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this 8(d) (and no adjustment to the Conversion Rate under this 8(d) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this 8(d). If any such right or warrant, including any such existing rights or warrants distributed prior to the date of this Certificate, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this 8(d) was made, (1) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants that shall have expired or been terminated without exercise thereof, the Conversion Rate shall be readjusted as if such expired or terminated rights and warrants had not been issued.

          For purposes of this Section 8(d), Section 8(a) and Section 8(b), any dividend or distribution to which this Section 8(d) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock (or both), shall be deemed instead to be
     (1) a dividend or distribution of the evidences of indebtedness, assets or shares of capital stock other than such shares of Common Stock or rights or warrants (and any Conversion Rate adjustment required by this Section 8(d) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Conversion Rate adjustment required by Sections 8(a) and 8(b) with respect to such dividend or distribution shall then be made), except (A) the Record Date of such dividend or distribution shall be substituted as "the date fixed for the determination of stockholders entitled to receive such dividend or other distribution", "the date fixed for the determination of stockholders entitled to receive such rights or warrants" and "the date fixed for such determination" within the meaning of Sections 8(a) and 8(b) and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed

     "outstanding at the close of business on the date fixed for such determination" within the meaning of 8(a).

               (e)  If  the   Corporation   shall,  by  dividend  or  otherwise,
          distribute to all holders of its Common Stock cash, excluding any dividend or distribution in connection with the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, to the extent that the aggregate amount of cash distributions per share of Common Stock in any twelve month period exceeds the greater of (x) the annualized amount per share of Common Stock of the next preceding quarterly cash dividend on the Common Stock to the extent that such preceding quarterly dividend did not require any adjustment of the Conversion Rate pursuant to this Section 8(e) (as adjusted to reflect subdivisions, or combinations of the Common Stock), and (y) 5% of the average of the Closing Sale Price during the ten Trading Days immediately prior to the date of declaration of such dividend, then, in such case, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on such record date by a fraction,

                    (i) the numerator of which shall be the Current Market Price on such record date; and

                    (ii) the  denominator  of which shall be the Current  Market
               Price on such record date less the amount of cash so distributed (including only the amount of cash distributed in excess of the threshold set forth above) applicable to one share of Common Stock, such adjustment to be effective immediately prior to the opening of business on the day following the Record Date; provided that if the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the record date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of Series C Convertible Preferred Stock shall have the right to receive upon conversion the amount of cash such holder would have received had such holder converted each share of Series C Convertible Preferred Stock on the Record Date. If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. If any adjustment is required to be made as set forth in this Section 8(e) as a result of a distribution that is a quarterly dividend, such adjustment shall be based upon the amount by which such distribution exceeds the amount of the quarterly cash dividend permitted to be excluded pursuant hereto. If an adjustment is required to be made as set forth in this 8(e) above as a result of a distribution that is not a quarterly dividend, such adjustment shall be based upon the full amount of the distribution.

               (f) If a tender or exchange offer made by the Corporation or any Subsidiary for all or any portion of the Common Stock shall expire and such tender or exchange offer (as amended upon the expiration thereof) shall require the payment to stockholders of consideration per share of Common Stock having a Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) that as of the last time (the "Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended) exceeds the Closing Sale Price of a share of Common Stock on the Trading Day next succeeding the Expiration Time, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the Expiration Time by a fraction,

                    (i) the  numerator of which shall be the sum of (x) the Fair
               Market Value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the Closing Sale Price of a share of Common Stock on the Trading Day next succeeding the Expiration Time, and

                    (ii) the  denominator of which shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) at the Expiration Time multiplied by the Closing Sale Price of a share of Common Stock on the Trading Day next succeeding the Expiration Time, such adjustment to become effective immediately prior to the opening of business on the day following the Expiration Time. If the Corporation is obligated to purchase shares pursuant to any such tender or exchange offer, but the Corporation is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made.

                    (g) If the Corporation pays a dividend or makes a distribution to all holders of its Common Stock consisting of capital stock of any class or series, or similar equity interests, of or relating to a Subsidiary or other business unit of the Corporation, the Conversion Rate shall be increased so that the same shall be equal to the rate determined by multiplying the Conversion Rate in effect on the Record Date with respect to such distribution by a fraction,

                         (i) the  numerator of which shall be the sum of (A) the
                    average of the Closing Sale Prices of the Common Stock for the ten (10) Trading Days commencing on and including the fifth Trading Day after the date on which "ex-dividend trading" commences for such dividend or distribution on The New York Stock Exchange or such other national or regional exchange or market which such securities are then listed or quoted (the "Ex-Dividend Date") plus (B) the fair market value of the securities distributed in respect of each share of Common Stock for which this Section 8(g) applies, which shall equal the number of securities distributed in respect of each share of Common Stock multiplied by the average of the Closing Sale Prices of those distributed securities for the ten (10) Trading Days commencing on and including the fifth Trading Day after the Ex-Dividend Date; and

                         (ii) the  denominator  of which shall be the average of
                    the Closing Sale Prices of the Common Stock for the ten (10) Trading Days commencing on and including the fifth Trading Day after the Ex-Dividend Date,

     such adjustment to become effective immediately prior to the opening of business on the day following fifteenth Trading Day after the Ex-Dividend Date; provided that if (x) the average of the Closing Sale Prices of the Common Stock for the ten (10) Trading Days commencing on and including the fifth Trading Day after the Ex-Dividend Date minus (y) the fair market value of the securities distributed in respect of each share of Common Stock for which this Section 8(g) applies (as calculated in Section 8(g)(i) above) is less than $1.00, then the adjustment provided by for by this
     Section  8(g)  shall  not be made and in lieu  thereof  the  provisions  of
     Section 9 shall apply to such distribution.

               (h) In case of a tender or exchange offer made by a Person other than the Corporation or any Subsidiary of the Corporation for an amount that increases the offeror's ownership of Common Stock to more than 25% of the Common Stock outstanding and shall involve the payment by such Person of consideration per share of Common Stock having a Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive, and described in a resolution of the Board of Directors) that as of the last time (the "Offer Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer (as it shall have been amended) exceeds the Closing Sale Price of the Common Stock on the Trading Day next succeeding the Offer Expiration Time, and in which, as of the Offer Expiration Time the Board of Directors is not recommending rejection of the offer, the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the Offer Expiration Time by a fraction,

                    (i) the  numerator of which shall be the sum of (x) the Fair
               Market Value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Offer Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Accepted Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any

               Accepted Purchased Shares) at the Offer Expiration Time and the Closing Sale Price of the Common Stock on the Trading Day next succeeding the Offer Expiration Time, and

                    (ii) the  denominator of which shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) at the Offer Expiration Time multiplied by the Closing Sale Price of the Common Stock on the Trading Day next succeeding the Offer Expiration Time, such adjustment to become effective immediately prior to the opening of business on the day following the Offer Expiration Time. In the event that such Person is obligated to purchase shares pursuant to any such tender or exchange offer, but such Person is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made. Notwithstanding the foregoing, the adjustment described in this Section 8(h) shall not be made if, as of the Offer Expiration Time, the offering documents with respect to such offer disclose a plan or intention to cause the Corporation to engage in any transaction described in Section 9.

                    (i) The Corporation may make such increases in the Conversion Rate in addition to those required by Sections 8(a),
               (b), (c), (d), (e), (f) , (g) and (h) as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. To the extent permitted by applicable law, the Corporation from time to time may increase the Conversion Rate by any amount for any period of time if the Board of Directors shall have made a determination that such increase would be in the best interests of the Corporation, which determination shall be conclusive. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Corporation shall mail to holders of the Series C Convertible Preferred Stock a notice of the increase prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which they will be in effect.

                    (j) No adjustment in the  Conversion  Rate shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in such rate; provided that any adjustments that by reason of this Section 8(j) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 8 shall be made by the Corporation and shall be made to the nearest cent or to the nearest one-ten thousandth (1/10,000) of a share, as the case may be. No adjustment need be made for rights to purchase Common Stock pursuant to a Corporation plan for reinvestment of dividends or interest or, except as set forth in this Section 8, for any issuance of Common Stock or convertible or exchangeable securities or rights to purchase Common Stock or convertible or exchangeable securities. To the extent the Securities become convertible into cash, assets, property or securities (other than Capital Stock of the Corporation), subject to Section 9, no adjustment need be made thereafter as to the cash, assets, property or such securities. Dividends will not accrue on any cash into which the Series C Convertible Preferred Stock is convertible.

               (k) Whenever the Conversion Rate is adjusted as herein provided, the Corporation shall promptly file with the Conversion Agent an Officer's certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a responsible officer of the Conversion Agent shall have received such Officer's certificate, the Conversion Agent shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Corporation shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to the each holder of Series C Convertible Preferred Stock at his last address appearing on the register within twenty (20) days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

               (l) For  purposes  of this  Section  8, the  number  of shares of
          Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation, unless such treasury shares participate in any distribution or dividend that requires an adjustment pursuant to this Section 8, but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

          9. Effect of Reclassification, Consolidation, Merger or Sale on Conversion Privilege. If any of the following events occur, namely (i) any reclassification or change of the outstanding shares of Common Stock (other than a subdivision or combination to which Section 8(c) applies), (ii) any consolidation, merger or combination of the Corporation with another Person as a result of which holders of Common Stock shall be entitled to receive stock, other securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, or (iii) any sale or conveyance of all or substantially all of the properties and assets of the Corporation to any other Person as a result of which holders of Common Stock shall be entitled to receive stock, other securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then each share of Series C Convertible Preferred Stock shall be convertible into the kind and amount of shares of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance by a holder of a number of shares of Common Stock issuable upon conversion of such Series C Convertible Preferred Stock (assuming, for such purposes, a sufficient number of authorized shares of Common Stock are available to convert all such Series C Convertible Preferred Stock) immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance assuming such holder of Common Stock did not exercise his rights of election, if any, as to the kind or amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance (provided that, if the kind or amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purposes of this Section 9 the kind and amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares).

               (b) The Corporation shall cause notice of the application of this 9 within twenty (20) days after the occurrence of the events specified in Section 9(a) and shall issue a press release containing such information and publish such information on its website on the World Wide Web. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

               (c) The above provisions of this Section shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances, and the provisions of Section 8 shall apply to any shares of Capital Stock received by the holders of Common Stock in any such reclassification, change, consolidation, merger, combination, sale or conveyance.

               (d) If this Section 9 applies to any event or occurrence, Section 8 shall not apply.

          10. Rights Issued in Respect of Common Stock Issued Upon Conversion. Each share of Common Stock issued upon conversion of the Series C Convertible Preferred Stock shall be entitled to receive the appropriate number of common stock or preferred stock purchase rights, as the case may be, including without limitation, the rights under the Rights Agreement (collectively, the "Rights"), if any, that shares of Common Stock are entitled to receive and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any shareholder rights agreement adopted by the Corporation, as the same may be amended from time to time (in each case, a "Rights Plan"). Provided that such Rights Plan requires that each share of Common Stock issued upon conversion of Series C Convertible Preferred Stock at any time prior to the distribution of separate certificates representing the Rights be entitled to receive such Rights, then, notwithstanding anything else to the contrary in this Certificate, there shall not be any adjustment to the conversion privilege or Conversion Rate as a result of the issuance of Rights, but an adjustment to the Conversion Rate shall be made pursuant to Section 8(d) upon the separation of the Rights from the Common Stock.

          11. Fundamental Change.

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

               (a) Repurchase Right. If there shall occur a Fundamental Change, shares of Series C Convertible Preferred Stock shall be purchased by the Corporation at the option of the holders thereof as of the date specified by the Corporation that is not less than 20 Business Days nor more than 35 Business Days after the occurrence of the Fundamental Change (the "Fundamental Change Purchase Date"), subject to satisfaction by or on behalf of any holder of the requirements set forth in Section 11(c). The Purchase Price shall be paid, at the option of the Corporation, in cash, shares of Common Stock, or any combination thereof; provided that the Corporation shall not be permitted to pay all or any portion of the Purchase Price in shares of Common Stock unless:

                    (i) the Corporation  shall have given timely notice pursuant to Section 11(b) hereof of its intention to purchase all or a specified percentage of the Preferred Shares with shares of Common Stock as provided herein;

                    (ii) the  Corporation  shall have  registered such shares of
               Common Stock under the Securities Act and the Exchange Act, in each case, if required;

                    (iii) such  shares of Common  Stock have been  approved  for listing of on a national securities exchange or have been approved for quotation in an inter-dealer quotation system of any registered United States national securities association; and

                    (iv) any necessary qualification or registration under applicable state securities laws have been obtained, if required;

     provided further that if the Corporation shall be prohibited under any agreements applicable to it from paying the Purchase Price in cash, or an event of default (howsoever described) shall arise under any such agreement upon the payment of the Purchase Price in cash, then, notwithstanding any notice by the Corporation to the contrary, the Corporation shall, to the extent not prohibited by such agreements and applicable law, pay the Purchase Price in Common Stock or, in the case of a merger in which the Corporation is not the surviving Person, Common Stock of the surviving Person or its direct or indirect parent. If the foregoing conditions to pay the Purchase Price in shares of Common Stock are not satisfied with respect to any holder or holders of Series C Convertible Preferred Stock prior to the close of business on the last day prior to the Fundamental Change Purchase Date and the Corporation has elected to purchase the Series C Convertible Preferred Stock pursuant to this Section through the issuance of shares of Common Stock, then, notwithstanding any election by the Corporation to the contrary, the Corporation shall pay the entire Purchase Price of the Series C Convertible Preferred Stock of such holder or holders in cash.

               (b) Notice to Holders. Within 15 Business Days after the occurrence of a Fundamental Change, the Corporation shall mail a written notice of the Fundamental Change to each holder, issue a press release containing such notice and publish such notice on its website on the World

          Wide Web. The notice shall include the form of a Fundamental Change Purchase Notice to be completed by the holder and shall state:

                    (i) the date of such Fundamental  Change and,  briefly,  the events causing such Fundamental Change;

                    (ii) the  date by  which  the  Fundamental  Change  Purchase
               Notice pursuant to this Section 11 must be given;

                    (iii) the Fundamental Change Purchase Date;

                    (iv) the Purchase Price that will be payable with respect to the shares of Series C Convertible Preferred Stock as of the Fundamental Change Purchase Date, and whether such Purchase Price will be paid in cash, shares of Common Stock, or, if a combination thereof, the percentages of the Purchase Price in respect of which the Corporation will pay in cash and shares of Common Stock;

                    (v) the name and address of each Paying Agent and Conversion
               Agent;

                    (vi) the Conversion Rate and any adjustments thereto;

                    (vii) that Series C Convertible  Preferred Stock as to which a Fundamental Change Purchase Notice has been given may be converted into Common Stock pursuant to this Certificate only to the extent that the Fundamental Change Purchase Notice has been withdrawn in accordance with the terms of this Certificate;

                    (viii)   the   procedures   that  the  holder  of  Series  C
               Convertible Preferred Stock must follow to exercise rights under this Section 11; and

                    (ix) the  procedures  for  withdrawing a Fundamental  Change
               Purchase Notice, including a form of notice of withdrawal.

     If any of the Series C Convertible Preferred Stock is in the form of Global Preferred Shares, then the Corporation shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to the purchase of Global Preferred Shares.

               (c)  Conditions  to Purchase.  (i) A holder of shares of Series C
          Convertible  Preferred  Stock may  exercise  its rights  specified  in
          Section 11(a) upon delivery of a written notice (which shall be in substantially the form included as an attachment to the Series C Convertible Preferred Stock (attached as Exhibit E hereto) and which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Preferred Shares, may be delivered electronically or by other means in accordance with the Depositary's customary procedures) of the exercise of such rights (a "Fundamental Change Purchase Notice") to any Transfer Agent at any time prior to the close of business on the Business Day immediately before the Fundamental Change Purchase Date.

                    (ii) The  delivery  of such  share of  Series C  Convertible
               Preferred Stock to the Transfer Agent (together with all necessary endorsements) at the office of such Transfer Agent shall be a condition to the receipt by the holder of the Fundamental Change Purchase Price.

                    (iii) Any purchase by the Corporation  contemplated pursuant to the provisions of this Section 11(c) shall be consummated by the delivery of the consideration to be received by the holder promptly following the later of the Fundamental Change Purchase Date and the time of delivery of such share of Series C Convertible Preferred Stock to the Transfer Agent in accordance with this Section 11(c).

               (d) Withdrawal of Fundamental Change Notwithstanding anything herein to the contrary, any holder of Series C Convertible Preferred Stock delivering to a Transfer Agent the Fundamental Change Purchase Notice shall have the right to withdraw such Fundamental Change Purchase Notice in whole or as to a portion thereof that is a share of Series C Convertible Preferred Stock or an integral multiple thereof at any time prior to the close of business on the Business Day before the Fundamental Change Purchase Date by delivery of a written notice of withdrawal to the Transfer Agent in accordance with provisions of this 11(d). The Transfer Agent shall promptly notify the Corporation of the receipt by it of any Fundamental Change Purchase Notice or written withdrawal thereof. A Fundamental Change Purchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Transfer Agent in accordance with the Fundamental Change Purchase Notice at any time prior to the close of business on the applicable Fundamental Change Purchase Date specifying:

                    (i) if certificated shares of Series C Convertible Preferred
               Stock have been issued, the certificate numbers for such shares in respect of which such notice of withdrawal is being submitted, or if not, such information as required by the Depositary;

                    (ii) the number of shares of Series C Convertible  Preferred
               Stock, in integral multiples, with respect to which such notice of withdrawal is being submitted; and

                    (iii) the number of shares of Series C Convertible Preferred
               Stock, if any, that remain subject to the original Fundamental Change Purchase Notice and have been or will be delivered for purchase by the Corporation.

     The Transfer Agent will promptly return to the respective holders thereof any shares of Series C Convertible Preferred Stock with respect to which a Fundamental Change Purchase Notice has been withdrawn in compliance with this Certificate, in which case, upon such return, the Fundamental Change Purchase Notice with respect thereto shall be deemed to have been withdrawn.

               (e) Global Preferred Shares. Anything herein to the contrary notwithstanding, in the case of Global Preferred Shares, any Fundamental Change Purchase Notice may be delivered or withdrawn and the shares of Series C Convertible Preferred Stock in respect of such Global Preferred Shares may be surrendered or delivered for purchase in accordance with the applicable procedures of the Depositary as in effect from time to time.

               (f) Effect of Fundamental Change Purchase Notice. Upon receipt by the Transfer Agent of the Fundamental Change Purchase Notice, the holder of the shares of Series C Convertible Preferred Stock in respect of which such Fundamental Change Purchase Notice was given shall (unless such Fundamental Change Purchase Notice is withdrawn as specified below) thereafter be entitled to receive the Purchase Price with respect to such shares of Series C Convertible Preferred Stock, subject to 11(c) hereof. Such Purchase Price shall be paid to such holder promptly following the later of (a) the Fundamental Change Purchase Date with respect to such shares of Series C Convertible Preferred Stock and (b) the time of delivery of such shares of Series C Convertible Preferred Stock to the Transfer Agent by the holder thereof in the manner required by this Section. Shares of Series C Convertible Preferred Stock in respect of which a Fundamental Change Purchase Notice has been given by the holder thereof may not be converted into Common Stock on or after the date of the delivery of such Fundamental Change Purchase Notice unless such Fundamental Change Purchase Notice has first been validly withdrawn as specified in
          Section 11(d) above.

               (g) Payment of Purchase Price in Common Stock. Payment of the specified portion of the Purchase Price in shares of Common Stock pursuant to Section 11(a) hereof shall be made by the issuance of a number of shares of Common Stock equal to the quotient obtained by dividing (i) the portion of the Purchase Price, as the case may be, to be paid in shares of Common Stock by (ii) 97.5% of the average of the Closing Sale Prices of the Common Stock for the 5 Trading Days ending on the third Trading Day prior to the Fundamental Change Purchase Date (appropriately adjusted to take into account the occurrence, during such period of any event described in Section 8). The Corporation will not issue fractional shares of Common Stock in payment of the Purchase Price. Instead, the Corporation will pay cash based on the Closing
          Sale Price for all fractional shares on the Fundamental Change Purchase Date. If a holder of Series C Convertible Preferred Stock elects to have more than one share of Series C Convertible Preferred Stock purchased, the number of shares of Common Stock shall be based on the aggregate number of shares of Series C Convertible Preferred Stock to be purchased. Upon determination of the actual number of shares of Common Stock to be issued upon repurchase of Series C Convertible Preferred Stock, the

          Corporation shall be required to disseminate a press release through Dow Jones & Corporation, Inc. or Bloomberg Business News containing this information or publish the information on the Corporation's Web site or through such other public medium as the Corporation may use at that time.

               (h) Deposit of Purchase Price. Prior to 11:00 a.m. (New York City time) on the Business Day immediately following the Fundamental Change Purchase Date, the Corporation shall deposit with the Paying Agent an amount of cash (in immediately available funds if deposited on such Business Day), Common Stock, or combination of cash and Common Stock, as applicable, sufficient to pay the aggregate Purchase Price of all shares of Series C Convertible Preferred Stock or portions thereof which are to be purchased as of the Fundamental Change Purchase Date. The manner in which the deposit required by this Section 11(h) is made by the Corporation shall be at the option of the Corporation, provided, however, that such deposit shall be made in a manner such that the Paying Agent shall have immediately available funds on the date of deposit. If a Paying Agent holds, in accordance with the terms hereof, cash, Common Stock or cash and Common Stock, as applicable, sufficient to pay the Purchase Price of any share of Series C Convertible Preferred Stock for which a Fundamental Change Purchase Notice has been tendered and not withdrawn in accordance with this Certificate on the Business Day following the Fundamental Change Purchase Date then, immediately after such Fundamental Change Purchase Date, such share of Series C Convertible Preferred Stock will cease to be outstanding, dividends (including Special Dividends) will cease to accrue and the rights of the holder in respect thereof shall terminate (other than the right to receive the Purchase Price as aforesaid). The Corporation shall publicly announce the number of shares of Series C Convertible Preferred Stock purchased as a result of such Fundamental Change on or as soon as practicable after the Fundamental Change Purchase Date.

               (i) Series C Convertible Preferred Stock Purchased in Part. Upon surrender of a certificate or certificates representing shares of the Series C Convertible Preferred Stock that is or are purchased in part, the Corporation shall execute and the Transfer Agent shall authenticate and deliver to the holder, a new certificate of certificates representing shares of the Series C Convertible Preferred Stock in an amount equal to the unpurchased portion of the shares of Series C Convertible Preferred Stock surrendered for partial purchase.

               (j) Repayment to the Corporation. The Paying Agent shall return to the Corporation any cash that remains unclaimed for two years, subject to applicable unclaimed property law, together with interest, if any, thereon held by them for the payment of the Fundamental Change Purchase Price; provided, however, that to the extent that the aggregate amount of cash deposited by the Corporation pursuant to this Section exceeds the aggregate Purchase Price of the Series C Convertible Preferred Stock or portions thereof which the Corporation is obligated to purchase as of the Fundamental Change Purchase Date, then on the Business Day following the Fundamental Change Purchase
          Date,   the

          Paying Agent shall return any such excess to the Corporation. Thereafter, any holder entitled to payment must look to the Corporation for payment as general creditors, unless an applicable abandoned property law designates another Person.


          12. Voting Rights.

               (a) The holders of record of shares of the Series C Convertible Preferred Stock shall not be entitled to any voting rights except as hereinafter provided in this Section 7, as otherwise provided in the Corporation's Restated Certificate of Incorporation, or as otherwise provided by law.

               (b) The affirmative vote of holders of at least two-thirds of the outstanding shares of the Series C Convertible Preferred Stock and all other preferred stock ranking on a parity with the Series C
          Convertible Preferred Stock with like voting rights , voting as a single class, in person or by proxy, at a special meeting called for the purpose, or by written consent in lieu of meeting, shall be required to alter, repeal or amend, whether by merger, consolidation, combination, reclassification or otherwise, any provisions of the Restated Certificate of Incorporation if the amendment would amend, alter or affect the powers, preferences or rights of the Preferred Stock, so as to adversely affect the holders thereof, including, without limitation, the creation of, or increase in the authorized number of, shares of any class or series of Senior Stock; provided however, that (i) any increase in the amount of the authorized common stock or authorized preferred stock or the creation and issuance of other series of common stock or preferred stock ranking on a parity with or junior to the preferred stock as to dividends and upon liquidation will not be deemed to materially and adversely affect such powers, preference or special rights; and (ii) the creation of, or increase in the authorized number of, shares of any class or series of Senior Stock shall be deemed to materially and adversely affect such powers, preference or special rights.

               (c) If at any time (1) dividends on any shares of Series C Convertible Preferred Stock or any other class or series of Parity Stock having like voting rights shall be in arrears for dividend periods, whether or not consecutive, containing in the aggregate a number of days equivalent to six calendar quarters or (2) the Corporation shall have failed to pay the Redemption Price when due or the Purchase Price when due, then, in each case, the holders of shares of Series C Convertible Preferred Stock (voting separately as a class with all other series of preferred stock ranking on parity with the Series C Convertible Preferred Stock upon which like voting rights have been conferred and are exercisable) will be entitled to elect at the next annual meeting of the stockholders of the Corporation or at a special meeting called for such purpose, whichever is earlier, two of the authorized number of the Corporation's directors (each, a "Series C Convertible Preferred Stock Director") at the next annual meeting of stockholders and each subsequent meeting until all dividends accumulated on the Series C Convertible Preferred Stock have been fully paid or set aside for payment. The term of office of such Series C Convertible Preferred Stock Directors will terminate immediately upon the termination of the right of the holders of Series C Convertible Preferred Stock to vote for directors. Each holder of shares of the Series C Convertible Preferred Stock will have one vote for each share of Series C Preferred Stock held. At any time after voting power to elect directors shall have become vested and be continuing in the holders of the Series C Convertible Preferred Stock pursuant to this 12(c), or if a vacancy shall exist in the offices of Series C Convertible Preferred Stock Directors, the Board of Directors may, and upon written request of the holders of record of at least 25% of the Outstanding Series C Convertible Preferred Stock addressed to the Chairman of the Board of the Corporation shall, call a special meeting of the holders of the Series C Convertible Preferred Stock (voting separately as a class with all other series of preferred stock ranking on parity with the Series C Convertible Preferred Stock upon which like voting rights have been conferred and are exercisable) for the purpose of electing the Series C Convertible Preferred Stock Directors that such holders are entitled to elect. At any meeting held for the purpose of electing Series C Convertible Preferred Stock Directors, the presence in person or by proxy of the holders of at least a majority of the Outstanding Series C Convertible Preferred Stock shall be required to constitute a quorum of such Series C Convertible Preferred Stock. Any vacancy occurring in the office of a Series C Convertible Preferred Stock Director may be filled by the remaining Series C Convertible Preferred Stock Director unless and until such vacancy shall be filled by the holders of the Series C Convertible Preferred Stock and other Parity Stock having like voting rights, if any. The Series C Convertible Preferred Stock Directors shall agree, prior to their election to office, to resign upon any termination of the right of the holders of Series C Convertible Preferred Stock to vote as a class for Series C Convertible Preferred Stock Directors as herein provided, and upon such termination, the Series C Convertible Preferred Stock Directors then in office shall forthwith resign.

          13. Transfer Agent and Registrar. The duly appointed Transfer Agent and Registrar for the Series C Convertible Preferred Stock shall be UMB Bank, N.A.. The Corporation may, in its sole discretion, remove the Transfer Agent in accordance with the agreement between the Corporation and the Transfer Agent; provided that the Corporation shall appoint a successor transfer agent who shall accept such appointment prior to the effectiveness of such removal.

          14. Currency. All shares of Series C Convertible Preferred Stock shall be denominated in U.S. currency, and all payments and distributions thereon or with respect thereto shall be made in U.S. currency. All references herein to "$"or "dollars" refer to U.S. currency.

          15. Form. Series C Convertible Preferred Stock shall be issued in the form of one or more permanent global shares of Series C Convertible Preferred Stock in definitive, fully registered form with the global legend (the "Global Shares Legend") and, until such time as otherwise determined by the Corporation and the Registrar, the restricted shares legend (the "Restricted Shares Legend"), each as set forth on the form of Series C Convertible Preferred

     Stock certificate attached hereto as Exhibit A (each, a "Global Preferred Share"), which is hereby incorporated in and expressly made a part of this Certificate. The Global Preferred Share may have notations, legends or endorsements required by law, stock exchange rules, agreements to which the Corporation is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Corporation). The Global Preferred Share shall be deposited on behalf of the holders of the Series C Convertible Preferred Stock represented thereby with the Registrar, at its New York office, as custodian for DTC or a Depositary, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Corporation and countersigned and registered by the Registrar as hereinafter provided. The aggregate number of shares represented by each Global Preferred Share may from time to time be increased or decreased by adjustments made on the records of the Registrar and the Depositary or its nominee as hereinafter provided. This
     Section 15(a) shall apply only to a Global Preferred Share deposited with or on behalf of the Depositary. The Corporation shall execute and the Registrar shall, in accordance with this Section, countersign and deliver initially one or more Global Preferred Shares that (i) shall be registered in the name of Cede & Co. or other nominee of the Depositary and (ii) shall be delivered by the Registrar to Cede & Co. or pursuant to instructions received from Cede & Co. or held by the Registrar as custodian for the Depositary pursuant to an agreement between the Depositary and the Registrar. Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Certificate with respect to any Global Preferred Share held on their behalf by the Depositary or by the Registrar as the custodian of the Depositary or under such Global Preferred Share, and the Depositary may be treated by the Corporation, the Registrar and any agent of the Corporation or the Registrar as the absolute owner of such Global Preferred Share for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Corporation, the Registrar or any agent of the Corporation or the Registrar from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Preferred Share. Owners of beneficial interests in Global Preferred Shares shall not be entitled to receive physical delivery of certificated shares of Series C Convertible Preferred Stock, unless (x) DTC is unwilling or unable to continue as Depositary for the Global Preferred Share and the Corporation does not appoint a qualified replacement for DTC within 90 days, (y) DTC ceases to be a "clearing agency" registered under the Exchange Act or (z) the Corporation decides to discontinue the use of book-entry transfer through DTC (or any successor Depositary). In either such case, the Global Preferred Share shall be exchanged in whole for definitive shares of Series C Convertible Preferred Stock in registered form, with the same terms and of an equal aggregate Liquidation Preference, and bearing a Restricted Shares Legend (unless the Corporation determines otherwise in accordance with applicable law). Definitive shares of Series C Convertible Preferred Stock shall be registered in the name or names of the Person or Person specified by DTC in a written instrument to the Registrar.

               (b) (i) An Officer shall sign the Global  Preferred Share for the
          Corporation,   in  accordance  with  the   Corporation's   bylaws  and
          applicable law, by manual or facsimile signature.

                    (ii) If an Officer whose signature is on a Global  Preferred
               Share no longer holds that office at the time the Transfer Agent authenticates the Global Preferred Share, the Global Preferred Share shall be valid nevertheless.

                    (iii) A Global  Preferred  Share shall not be valid until an authorized signatory of the Transfer Agent manually countersigns Global Preferred Share. The signature shall be conclusive evidence that the Global Preferred Share has been authenticated under this Certificate. Each Global Preferred Share shall be dated the date of its authentication.


          16. Registration; Transfer. (a) The Series C Convertible Preferred Stock and the Common Stock issuable upon conversion of the shares of Series C Convertible Preferred Stock have not been registered under the Securities Act and may not be resold, pledged or otherwise transferred prior to the date when they no longer constitute "restricted securities" for purposes of Rule 144(k) under the Securities Act other than (i) to the Corporation,
     (ii) to "qualified institutional buyers" pursuant to and in compliance with Rule 144A under the Securities Act ("Rule 144A"), (iii) pursuant to an exemption from the registration requirements of the Securities Act provided by Rule 144 under the Securities Act or (iv) pursuant to an effective registration statement under the Securities Act, in each case, in accordance with any applicable securities laws of any state of the United States.

               (b) Notwithstanding any provision to the contrary herein, so long as a Global Preferred Share remains outstanding and is held by or on behalf of the Depositary, transfers of a Global Preferred Share, in whole or in part, or of any beneficial interest therein, shall only be made in accordance with this Section 16; provided, however, that a beneficial interest in a Global Preferred Share bearing the Restricted Shares Legend may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in a different Global Preferred Share not bearing the Restricted Shares Legend in accordance with the transfer restrictions set forth in the Restricted Shares Legend and the provisions set forth in Section 16(c)(ii).

               (c) (i) Except for transfers or exchanges made in accordance with
          Section 16(c)(ii), transfers of a Global Preferred Share shall be limited to transfers of such Global Preferred Share in whole, but not in part, to nominees of the Depositary or to a successor of the Depositary or such successor's nominee.

                    (ii)  If an  owner  of a  beneficial  interest  in a  Global
               Preferred Share deposited with the Depositary or with the Registrar as custodian for the Depositary wishes at any time to transfer its interest in such Global Preferred Share bearing the Restricted Shares Legend to a Person who is eligible to take delivery thereof in the form of a beneficial interest in a Global Preferred Share not bearing the Restricted Shares Legend, such owner may, subject to the rules and procedures of the Depositary, cause the exchange of such interest for a new beneficial interest in the applicable Global Preferred Share. Upon receipt by the Registrar at its office in The City of New York of (A) instructions from the holder directing the Registrar to transfer its interest in the applicable Global Preferred Share, such instructions to contain the name of the transferee and appropriate account information, (B) a certificate in the form of Certificate of Transfer on the reverse side of the form of Series C Convertible Preferred Stock certificate attached hereto as Exhibit B, given by the transferor, to the effect set forth therein, and (C) such other certifications, legal opinions and other information as the Corporation or the Registrar may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, then the Registrar shall instruct the Depositary to reduce or cause to be reduced such Global Preferred Share bearing the Restricted Shares Legend (in the form attached as Schedule A) by the number of shares of the beneficial interest therein to be exchanged and to debit or cause to be debited from the account of the Person making such transfer the beneficial interest in the Global Preferred Share that is being transferred, and concurrently with such reduction and debit, the Registrar will instruct the Depositary to increase or cause to be increased the applicable Global Preferred Share not bearing the Restricted Shares Legend by the aggregate number of shares being exchanged and to credit or cause to be credited to the account of the transferee the beneficial interest in the Global Preferred Share that is being transferred.

               (d) Except in connection with a Shelf Registration Statement contemplated by and in accordance with the terms of the Registration Rights Agreement relating to the Series C Convertible Preferred Stock and shares of Common Stock issuable on conversion of the Series C Convertible Preferred Stock (collectively, the "Registrable Securities") if shares of Series C Convertible Preferred Stock are issued upon the transfer, exchange or replacement of Series C Convertible Preferred Stock bearing the Restricted Shares Legend, or if a request is made to remove such Restricted Shares Legend on Series C Convertible Preferred Stock, the Series C Convertible Preferred Stock so issued shall bear the Restricted Shares Legend and the Restricted Shares Legend shall not be removed unless there is delivered to the Corporation and the Registrar such satisfactory evidence, which may include an opinion of counsel licensed to practice law in the State of New York, as may be reasonably required by the Corporation or the Registrar, that neither the legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Rule 144 under the Securities Act or that such shares of Series C Convertible Preferred Stock are not "restricted securities" within the meaning of Rule 144 under the Securities Act. Upon provision of such satisfactory evidence, the Registrar, at the direction of the Corporation, shall countersign and deliver shares of Series C Convertible Preferred Stock that do not bear the Restricted Shares Legend.

               (e) The Corporation will refuse to register any transfer of Series C Convertible Preferred Stock or any Common Stock issuable upon conversion of the shares of Series C Convertible Preferred Stock that is not made in accordance with the provisions of the Restricted Shares Legend and the provisions of Rule 144A or pursuant to a registration statement that has been declared effective under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act; provided that the provisions of this paragraph
          (e) shall not be applicable to any Series C Convertible Preferred Stock that does not bear any Restricted Shares Legend or to any Common Stock that does not bear the Common Share Legend.

               (f) Common Stock issued upon a conversion of the Series C Convertible Preferred Stock prior to the effectiveness of a Shelf Registration Statement shall be delivered in certificated form and shall bear the common share legend (the "Common Share Legend") set forth in Exhibit C hereto and include on its reverse side the Form of Certificate of Transfer for Common Stock set out in Exhibit D. If (i) shares of Common Stock issued prior to the effectiveness of a Shelf Registration Statement are to be registered in a name other than that of the holder of Series C Convertible Preferred Stock or (ii) shares of Common Stock represented by a certificate bearing the Common Share Legend are transferred subsequently by such holder, then the holder must deliver to the Registrar a certificate in substantially the form of Exhibit D as to compliance with the restrictions on transfer applicable to such Common Stock and the Registrar shall not be required to register any transfer of such Common Stock not so accompanied by a properly completed certificate. Such Common Share Legend may be removed, and new certificates representing the Common Stock may be issued, upon the presentation of satisfactory evidence that such Common Share Legend is no longer required as described above in paragraph (c) of this Section 16 with respect to the Series C Convertible Preferred Stock.


          17. Paying Agent and Conversion Agent.

               (a) The Corporation shall maintain in the Borough of Manhattan, City of New York, State of New York (i) an office or agency where Series C Convertible Preferred Stock may be presented for payment (the "Paying Agent") and (ii) an office or agency where Series C
          Convertible Preferred Stock may be presented for conversion (the "Conversion Agent"). The Transfer Agent shall act as Paying Agent and Conversion Agent, unless another Paying Agent or Conversion Agent is appointed by the Corporation. The Corporation may appoint the Registrar, the Paying Agent and the Conversion Agent and may appoint one or more additional paying agents and one or more additional conversion agents in such other locations as it shall determine. The term "Paying Agent" includes any additional paying agent and the term "Conversion Agent" includes any additional conversion agent. The Corporation may change any Paying Agent or Conversion Agent without prior notice to any holder. The Corporation shall notify the Registrar of the name and address of any Paying Agent or Conversion Agent appointed by the Corporation. If the Corporation fails to appoint or maintain another entity as Paying Agent or Conversion Agent, the Registrar shall act as such. The Corporation or any of its Affiliates may act as Paying Agent, Registrar, coregistrar or Conversion Agent.

               (b) Payments due on the Series C Convertible Preferred Stock shall be payable at the office or agency of the Corporation maintained for such purpose in The City of New York and at any other office or agency maintained by the Corporation for such purpose. Payments shall be payable by United States dollar check drawn on, or wire transfer (provided, that appropriate wire instructions have been received by the Registrar at least 15 days prior to the applicable date of payment) to a U.S. dollar account maintained by the holder with, a bank located in New York City; provided that at the option of the Corporation, payment of dividends may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Series C Convertible Preferred Stock register. Notwithstanding the foregoing, payments due in respect of beneficial interests in the Global Preferred Share shall be payable by wire transfer of immediately available funds in accordance with the procedures of the Depositary.


          18. Headings. The headings of the Sections of this Certificate are for convenience of reference only and shall not define, limit or affect any of the provisions hereof.

          IN WITNESS WHEREOF, Kansas City Southern has caused this Certificate of Designations to be signed and attested by the undersigned this fifth day of May, 2003.

                                    KANSAS CITY SOUTHERN
                                    By:   /s/ M.R. Haverty
                                          ---------------------------------
                                          Name:  Michael R. Haverty
                                          Title: Chairman, President & CEO
[CORPORATE SEAL]

ATTEST:
By:   /s/ Jay M. Nadlman
      ---------------------------------
      Name:   Jay M. Nadlman
      Title:  Associate General
              Counsel and Corporate
              Secretary

                                                                       EXHIBIT A

               FORM OF 4.25% REDEEMABLE CUMULATIVE CONVERTIBLE
                       PERPETUAL PREFERRED STOCK, SERIES C

Number: ___                                                  ____________ Shares

CUSIP NO.: ______________

   4.25% Redeemable Cumulative Convertible Perpetual Preferred Stock, Series C
                           (par value $1.00 per share)
                   (liquidation preference $500.00 per share)
                                       OF
                              KANSAS CITY SOUTHERN

                                FACE OF SECURITY

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE CERTIFICATE OF DESIGNATIONS REFERRED TO BELOW.

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH REGISTRAR AND TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

THIS SECURITY AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED

(THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY, THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH KANSAS CITY SOUTHERN (THE "COMPANY") OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF
THE SECURITIES ACT, SUBJECT TO THE RIGHTS OF THE COMPANY AND THE WITHIN MENTIONED TRANSFER AGENT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRANSFER AGENT. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

KANSAS CITY SOUTHERN, a Delaware corporation (the "Corporation"), hereby certifies that Cede & Co. or registered assigns (the "Holder") is the registered owner of fully paid and non-assessable shares of preferred stock of the Corporation designated the 4.25% Redeemable Cumulative Convertible Perpetual Preferred Stock, Series C, par value $1.00 per share and liquidation preference $500.00 per share (the "Series C Convertible Preferred Stock"). The shares of Series C Convertible Preferred Stock are transferable on the books and records of the Registrar, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designation, rights, privileges, restrictions, preferences and other terms and provisions of the Series C Convertible Preferred Stock represented hereby are issued and shall in all respects be subject to the provisions of the Certificate of Designations of the Corporation dated May 5, 2003, as the same may be amended from time to time in accordance with its terms (the "Certificate of Designations"). Capitalized terms used herein but not defined shall have the respective meanings given them in the Certificate of Designations. The Corporation will provide a copy of the Certificate of Designations to a Holder without charge upon written request to the Corporation at its principal place of business.

Reference is hereby made to select provisions of the Series C Convertible Preferred Stock set forth on the reverse hereof, and to the Certificate of Designations, which select provisions and the Certificate of Designations shall for all purposes have the same effect as if set forth at this place.

Upon receipt of this certificate, the Holder is bound by the Certificate of Designations and is entitled to the benefits thereunder.

Unless the Transfer Agent's Certificate of Authentication hereon has been properly executed, the shares of Series C Convertible Preferred Stock evidenced hereby shall not be entitled to any benefit under the Certificate of Designations or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, Kansas City Southern has executed this certificate as of the date set forth below.



                                    KANSAS CITY SOUTHERN
                                       By:
                                          -------------------------------
                                          Name:
                                          Title:



                                    Dated: _______________



                TRANSFER AGENT'S CERTIFICATE OF AUTHENTICATION

    This is one of the certificates representing shares of Preferred Stock referred to in the within mentioned Certificate of Designations.



                                    UMB Bank, N.A.,
                                    as Transfer Agent
                                       By:
                                          -------------------------------
                                          Name:
                                          Title:Authorized Signatory


                                    Dated: ____________________

                               REVERSE OF SECURITY

                              KANSAS CITY SOUTHERN

 4.25% Redeemable Cumulative Convertible Perpetual Preferred Stock, Series C

Dividends on each share of Series C Convertible Preferred Stock shall be payable in cash at a rate per annum set forth on the face hereof or as provided in the Certificate of Designations.

The shares of Series C Convertible Preferred Stock shall be redeemable as provided in the Certificate of Designations. The shares of Series C Convertible Preferred Stock shall be convertible into the Corporation's Common Stock in the manner and according to the terms set forth in the Certificate of Designations. Upon a Fundamental Change, holders of shares of Series C Convertible Preferred Stock will have the right to require the Corporation to purchase such shares in the manner and according to the terms set forth in the Certificate of Designations.

As required under Delaware law, the Corporation shall furnish to any Holder upon request and without charge, a full summary statement of the designations, voting rights preferences, limitations and special rights of the shares of each class or series authorized to be issued by the Corporation so far as they have been fixed and determined.

                                   ASSIGNMENT

      FOR VALUE RECEIVED, the undersigned assigns and transfers the shares of Series C Convertible Preferred Stock evidenced hereby to:

________________________________________________________________

________________________________________________________________


(Insert assignee's social security or tax identification number)

________________________________________________________________


(Insert address and zip code of assignee)


________________________________________________________________

________________________________________________________________


and irrevocably appoints:

________________________________________________________________

agent to transfer the shares of Series C Convertible Preferred Stock evidenced hereby on the books of the Transfer Agent and Registrar. The agent may substitute another to act for him or her.

Date:  __________________

Signature:  ______________________

(Sign exactly as your name appears on the other side of this Series C Convertible Preferred Stock Certificate)

Signature Guarantee: _____________________1



_____________________

     1 Signature must be guaranteed by an "eligible guarantor institution" (i.e. a bank, stockbroker, savings and loan association or credit union) meeting the requirements of the Registrar, which requirements include membership or participation in Securities Transfer Agents Medallion Program ("STAMP") or other such "signature guaranteed program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities and Exchange Act of 1934, as amended.

                              NOTICE OF CONVERSION

                   (To be Executed by the Registered Holder in order to Convert the Series C Convertible Preferred Stock)

The undersigned hereby irrevocably elects to convert (the "Conversion") _______ shares of 4.25% Redeemable Cumulative Convertible Perpetual Preferred Stock, Series C (the "Series C Convertible Preferred Stock"), represented by stock certificate No(s). __ (the "Series C Convertible Preferred Stock Certificates") into shares of common stock, par value $0.01 per share ("Common Stock"), of Kansas City Southern (the "Corporation") according to the conditions of the Certificate of Designations establishing the terms of the Series C Convertible Preferred Stock (the "Certificate of Designations"), as of the date written below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates. No fee will be charged to the holder for any conversion, except for transfer taxes, if any. A copy of each Series C Convertible Preferred Stock Certificate is attached hereto (or evidence of loss, theft or destruction thereof).

The undersigned represents and warrants that all offers and sales by the undersigned of the shares of Common Stock issuable to the undersigned upon conversion of the Series C Convertible Preferred Stock shall be made pursuant to registration of the Common Stock under the Securities Act of 1933 (the "Act") or pursuant to an exemption from registration under the Act.

Any holder, upon the exercise of its conversion rights in accordance with the terms of the Certificate of Designations and the Series C Convertible Preferred Stock, agrees to be bound by the terms of the Registration Rights Agreement.

The Corporation is not required to issue shares of Common Stock until the original Series C Convertible Preferred Stock Certificate(s) (or evidence of loss, theft or destruction thereof) to be converted are received by the Corporation or its Transfer Agent. The Corporation shall issue and deliver shares of Common Stock to an overnight courier not later than two business days following receipt of the original Series C Convertible Preferred Stock Certificate(s) to be converted.

Capitalized terms used but not defined herein shall have the meanings ascribed thereto in or pursuant to the Certificate of Designations.

      Date of Conversion:  __________________________________________
      Applicable Conversion Rate:  __________________________________
      Number of shares of Convertible

            Series C Convertible Preferred Stock to be Converted:
     ___________________________

      Number of shares of Common
            Stock to be Issued:  _____________________________________
      Signature:  ____________________________________________________
      Name:  _________________________________________________________
      Address:2  _____________________________________________________
      Fax No.:  ______________________________________________________



     _______________

          2 Address where shares of Common Stock and any other payments or certificates shall be sent by the Corporation.

                                                                    SCHEDULE A

      SCHEDULE OF EXCHANGES FOR GLOBAL SECURITY

      The initial number of shares of Series C Convertible Preferred Stock represented by this Global Preferred Share shall be __________. The following exchanges of a part of this Global Preferred Share have been made:

_____________________________________________________________________
                                        Number of
                                          shares
             Amount of     Amount of   represented
            decrease in   increase in    by this
             number of     number of      Global
               shares        shares     Preferred
            represented   represented     Share
              by this       by this     following     Signature of
   Date        Global        Global        such        authorized
    of       Preferred     Preferred   decrease or      officer
 Exchange      Share         Share       increase     of Registrar
__________  ___________  ____________  ____________  ______________
__________  ___________  ____________  ____________  ______________
__________  ___________  ____________  ____________  ______________
__________  ___________  ____________  ____________  ______________
__________  ___________  ____________  ____________  ______________
__________  ___________  ____________  ____________  ______________
__________  ___________  ____________  ____________  ______________
__________  ___________  ____________  ____________  ______________
__________  ___________  ____________  ____________  ______________
__________  ___________  ____________  ____________  ______________
__________  ___________  ____________  ____________  ______________
__________  ___________  ____________  ____________  ______________

                                                                       EXHIBIT B

                       FORM OF CERTIFICATE OF TRANSFER
                  (Transfers pursuant to 16(c)(ii) or 16(e)
                       of the Certificate of Designations)

UMB Bank, N.A., as Transfer Agent
928 Grand Boulevard
Kansas City, MO 64106
Attn: Nancy Hoffman

Re:   Kansas City Southern
      4.25% Redeemable Cumulative Convertible Perpetual Preferred Stock, Series C (the "Series C Convertible Preferred Stock")

Reference is hereby made to the Certificate of Designations relating to the Series C Convertible Preferred Stock dated May 5, 2003, as such may be amended from time to time (the "Certificate of Designations"). Capitalized terms used but not defined herein shall have the respective meanings given them in the Certificate of Designations.

This Letter relates to _____ shares of the Series C Convertible Preferred Stock (the "Securities") which are held in the form of a Global Preferred Share bearing the Restricted Shares Legend (CUSIP NO. ) with the Depository in the name of [name of transferor] (the "Transferor") to effect the transfer of the Securities.

In connection with such request, and in respect of the Series C Convertible Preferred Stock, the Transferor does hereby certify that shares of the Series C Convertible Preferred Stock are being transferred (i) in accordance with applicable securities laws of any state of the United States or any other jurisdiction and (ii) in accordance with their terms:


CHECK ONE BOX BELOW, AS APPLICABLE:

(1) [ ] to a transferee that the Transferor reasonably believes is a qualified institutional buyer, within the meaning of Rule 144A under the Securities Act, purchasing for its own account or for the account of a qualified institutional buyer in a transaction meeting the requirements of Rule 144A;

(2) [ ] pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available);

(3) [ ] in accordance with another exemption from the registration requirements of the Securities Act (based upon an opinion of counsel if the Corporation so requests);

(4) [ ] to the Corporation or a subsidiary thereof; or

(5) [ ] pursuant to a registration statement that has been declared effective under the Securities Act.

Unless one of the boxes is checked, the Transfer Agent will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (2) or
(3) is checked, the Transfer Agent shall be entitled to require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Corporation has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.

                              [Name of Transferor]


                              By:___________________________
                              Name:
                              Title:



Dated:

cc:   Kansas City Southern
      P.O. Box 219335
      Kansas City, Missouri 64121-9335
      Attn: Corporate Secretary

                                                                       EXHIBIT C

                           Form of Common Share Legend


      "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH KANSAS CITY SOUTHERN (THE "COMPANY") OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE RIGHTS OF THE COMPANY AND THE WITHIN MENTIONED TRANSFER AGENT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRANSFER AGENT. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE."

                                                                       EXHIBIT D

                         FORM OF CERTIFICATE OF TRANSFER
                                FOR COMMON STOCK

                   (Transfers pursuant to Section 16(f) of the
                          Certificate of Designations)

[Transfer Agent]


Attn:

Re:  Kansas City Southern  4.25%  Redeemable  Cumulative  Convertible  Perpetual
     Series C Convertible Preferred Stock (the "Series C Convertible Preferred Stock")

Reference is hereby made to the Certificate of Designations relating to the Series C Convertible Preferred Stock dated May 5, 2003, as such may be amended from time to time (the "Certificate of Designations"). Capitalized terms used but not defined herein shall have the respective meanings given them in the Certificate of Designations.

This letter relates to ____ shares of Common Stock represented by the accompanying certificate(s) that were issued upon conversion of the Series C Convertible Preferred Stock and which are held in the name of [name of transferor] (the "Transferor") to effect the transfer of such Common Stock.

In connection with such request and in respect of the shares of Common Stock, the Transferor does hereby certify that the shares of Common Stock are being transferred (i) in accordance with applicable securities laws of any state of the United States or any other jurisdiction and (ii) in accordance with their terms:

CHECK ONE BOX BELOW

(1) [ ] pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available);

(2) [ ] in accordance with another exemption from the registration requirements of the Securities Act (based upon an opinion of counsel if the Corporation so requests);


(3) [ ] to the Corporation or a subsidiary thereof; or

(4) [ ] pursuant to a registration statement that has been declared effective under the Securities Act.

Unless one of the boxes is checked, the Transfer Agent will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (1) or
(2) is checked, the Transfer Agent shall be entitled to require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Corporation has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.


                              [Name of Transferor]

                              By:  ____________________
                              Name:
                              Title:
Dated:
cc:   Kansas City Southern
      P.O. Box 219335
      Kansas City, Missouri 64121-9335
      Attn: Corporate Secretary

                                                                       EXHIBIT E

                    FORM OF NOTICE OF ELECTION OF REDEMPTION
                            UPON A FUNDAMENTAL CHANGE

TO:   KANSAS CITY SOUTHERN

      The undersigned hereby irrevocably acknowledges receipt of a notice from Kansas City Southern (the "Corporation") as to the occurrence of a Fundamental Change with respect to the Corporation and requests and instructs the Corporation to purchase _____ shares of Series C Convertible Preferred Stock in accordance with the terms of the Certificate at the Purchase Price.

      Capitalized terms used but not defined herein shall have the meanings ascribed thereto pursuant to the Certificate of Designations.

Dated: _____________

____________________

____________________
Signature(s)

                              NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Security in every particular without alteration or enlargement or any change whatever.

                              Aggregate Accreted Liquidation Preference to be redeemed (if less than all):

                              ____________________________

                              ____________________________
                              Social Security or Other Taxpayer
                              Identification Number